UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2020

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road
Mountain View, California 94043
(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director

On August 31, 2020, in accordance with the applicable provisions of its bylaws, the Board of Directors (the “Board”) of Synopsys increased the size of the Board from nine to ten directors and appointed Jeannine Sargent to serve as a director effective as of September 2, 2020. The Board expects to appoint Ms. Sargent to one or more committees of the Board at a later date.

Ms. Sargent currently serves in investment advisory roles that are focused on industries ranging from AI solutions to energy and sustainability. She previously served as president of Innovation and New Ventures at Flex from 2012 to 2017. Before joining Flex, Ms. Sargent served as CEO of Oerlikon Solar and Voyan Technology.

There are no arrangements or understandings between Ms. Sargent and any other persons pursuant to which Ms. Sargent was named a director of Synopsys. Ms. Sargent does not have any family relationship with any of Synopsys’ directors or executive officers or any persons nominated or chosen by Synopsys to be a director or executive officer. Furthermore, Ms. Sargent has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Ms. Sargent will participate in Synopsys’ standard non-employee director compensation arrangements. She will receive an annual cash retainer of $125,000, which is payable in advance in four equal payments prior to Synopsys’ regularly scheduled quarterly Board meetings. Ms. Sargent will also receive equity awards pursuant to Synopsys’ 2017 Non-Employee Directors Equity Incentive Plan. Upon her appointment, Ms. Sargent was granted (i) an initial stock option grant for 5,998 shares of Synopsys common stock with a grant date fair market value of $350,000, which vests in equal installments on the date immediately preceding each of the first three annual meetings following the date of grant, subject to continued Board service through each vesting date; and (ii) an interim restricted stock award for 445 shares of Synopsys common stock with a grant date fair market value equal to a pro-rated portion of the annual award of $175,000, which vests on the date immediately preceding the first annual meeting following the date of grant.

In accordance with Synopsys’ customary practice, Synopsys is entering into its standard form of indemnification agreement with Ms. Sargent, which requires Synopsys to indemnify her against certain liabilities that may arise as result of her status or service as a director. The description of Ms. Sargent’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to Synopsys’ Form 8-K filed on July 14, 2011 as Exhibit 99.2.

The press release announcing the appointment of Ms. Sargent to Synopsys’ Board of Directors is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated September 2, 2020 announcing the appointment of Jeannine Sargent to the Board of Directors of Synopsys, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: September 4, 2020	By:	/S/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary